Exhibit 10.13

INFRARED CAMERAS HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF

[INCENTIVE/NON-QUALIFIED] STOCK OPTION AND

STOCK OPTION AGREEMENT

You have been granted an option to purchase shares of Class B non-voting common stock (“Common Stock”) of Infrared Cameras Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Optionee:

Grant Date:	, 2020

Number of Shares:

Expiration Date:	, 2030

Exercise Price Per Share:	$

Cumulative Vesting Schedule:

shares on , 2020
shares on , 2021
shares on , 2022

This STOCK OPTION AGREEMENT is executed and delivered in duplicate, as of the          day of               , 2020 by and between Infrared Cameras Holdings, Inc., a Delaware corporation (the “Company”), and the individual named above (the “Optionee”).

In consideration of the mutual covenants of the parties set forth below, the parties agree as follows:

1.             Grant of Option. The Company, pursuant to the Company’s 2020 Equity Incentive Plan, as amended from time to time (the “Plan”), and subject to the terms and conditions of the Plan, grants to the Optionee a Stock Option (the “Option”) to purchase the above-designated number of shares of Common Stock of the Company at the exercise price per share designated above. The number of shares and exercise price per share of the Option shall be proportionately adjusted in the event the Company changes the number of shares of its outstanding Common Stock by reason of a stock dividend or stock split issued to shareholders, and is otherwise subject to adjustment as provided in the Plan.

2.             Exercisability of Option. The Option shall become first exercisable as described above, and shall in no event be exercisable after the close of business on the above-designated Expiration Date. Further, the Committee may in its discretion, at any time accelerate the vesting of the Option on such terms and conditions as it deems appropriate.

3.	Time to Exercise Option.

(a)            General. If the Service of the Optionee terminates for any reason other than Optionee’s death, Disability, or termination for Cause, Optionee may exercise the Option in accordance with its terms for a period of three months after such termination of Service, but only to the extent Optionee was entitled to exercise the Option on the date of termination and not beyond the Expiration Date of the Option.

(b)            Death. If Optionee dies while in the Service of the Company, the Option will be 100% vested, and the Optionee's personal representative may exercise the Option in accordance with its terms for a period of one year after the date of Optionee's death, and not beyond the Expiration Date of the Option.

(c)            Disability. If Optionee ceases to be in the Service of the Company or one of its Subsidiaries due to Optionee’s Disability, the Option will be 100% vested, and the Optionee may exercise the Option in accordance with its terms for one year following such termination of Service, and not beyond the Expiration Date of the Option.

(d)            Termination for Cause. If Optionee’s Service is terminated for Cause, Optionee shall have no further right to exercise this Option and all of Optionee’s outstanding Options (whether vested or unvested) shall automatically be forfeited and returned to the Company. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for Cause.

(e)            Non-Competition. If Optionee engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after Termination of Service) that is in competition with the Company, or violates a separate non-compete agreement with the Company or an Affiliate, the Committee may immediately terminate all of Optionee's outstanding Options. The Committee shall have absolute discretion to determine whether a business competes with the Company, and any such determination by the Committee shall be final and binding.

4.             Method of Exercise. Optionee, from time to time during the period when the Option may by its terms be exercised, may exercise the Option in whole or in part, by delivering to the Company:

(a)            A written notice signed by Optionee in substantially the form attached as Exhibit A stating the number of shares that Optionee has elected to purchase at that time from the Company; and

(b)            Cash, a check, bank draft, money order or wire of funds payable to the Company in an amount equal to the purchase price of the shares then to be purchased; or in the discretion of the Committee, upon such terms as the Committee shall approve, (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the option price (or portion thereof) due for the number of shares being acquired; (ii) by a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of the Option that are needed to pay the option price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee.

The value of the shares of the Common Stock delivered to Optionee shall be the Fair Market Value of the Common Stock as defined in Section 1.13 of the Plan. The Committee, acting pursuant to the Plan, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, may require Optionee to execute and file with it such evidence as it may deem necessary that Optionee is acquiring such shares for investment and not with a view to their distribution.

5.             Optionee’s Representations. By receipt of this Option, by his or her execution, and by his or her exercise in whole or in part, Optionee represents to the Company that Optionee understands that:

(a)            both this Option and any shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

(b)            these securities are made available to Optionee only on the condition that Optionee makes the representations contained in this Section 5 to the Company;

(c)            Optionee has made a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value of these securities;

(d)            Optionee understands that the securities have not been registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon one or more specific exemptions contained in the Act, which may include reliance on Rule 701 promulgated under the Act, if available, or which may depend upon (1) Optionee’s bona fide investment intention in acquiring these securities; (2) Optionee’s intention to hold these securities in compliance with federal and state securities laws; (3) Optionee having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable) in violation of applicable federal and state securities laws; and (4) there being certain restrictions on transfer of the Shares subject to the Option;

(e)            Optionee understands that the shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the shares; that there is no certainty that a public market for the shares will exist, and that otherwise it will be necessary that the shares be sold pursuant to another exemption from registration which may be difficult to satisfy; and

(f)            Optionee understands that the certificate representing the shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not required, and a legend prohibiting their transfer in compliance with applicable state securities laws unless otherwise exempted.

6.             Non-Transferability of Option. The Option shall during the lifetime of Optionee be exercisable only by Optionee in accordance with the terms of the Plan and shall not be assignable or transferable except by will or by the laws of descent and distribution, or in the event of Disability, by the Optionee’s personal representative.

7.             Change in Control. The Option is subject to the accelerated vesting, exercise and other provisions of Section 11 of the Plan relating to Change in Control.

8.             Continuing Transfer Restrictions. Shares acquired upon exercise of an Option are subject to continuing restrictions on transfer set forth in Section 10 of the Plan.

9.             Notices. Any notice by Optionee to the Company under this Agreement shall be in writing and shall be deemed duly given only upon receipt of the notice by the Company at its principal executive offices addressed to its President. Any notice by the Company to Optionee shall be in writing or by electronic transmission and shall be deemed duly given if mailed or sent by electronic transmission to Optionee at the address specified below by Optionee, or to Optionee’s email address at the Company, or to such other address as Optionee may later designate by notice given to the Company.

10.           Acceptance of the Terms and Conditions of the Plan. The Option and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated in this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning. By signing this Agreement, Optionee accepts the Option, acknowledges receipt of a copy of the Plan and acknowledges that the Option is subject to all the terms and provisions of the Plan and this Agreement. Optionee further agrees to accept as binding, conclusive and final all decision and interpretations by the Committee upon any questions arising under the Plan.

11.           Continued Employment or Service. Nothing in this Agreement shall be deemed to create any employment or guaranty of continued employment or Service or limit in any way the Company’s right to terminate Optionee’s employment or Service at any time.

12.           Governing Law. The validity, construction and effect of this Agreement shall be governed by the laws of the State of Delaware.

13.           Early Disposition of Stock. If this Option is an incentive stock option, Optionee understands that if Optionee disposes of any shares of Common Stock received under the Option within two years after the date of grant or within one year after such shares of Common Stock were transferred to Optionee, Optionee may be treated for federal and state income tax purposes as having received ordinary income at the time of such disposition as determined in accordance with the Internal Revenue Code and applicable state law. Optionee agrees to notify the Company in writing within thirty days after the date of any such disposition. Optionee authorizes the Company to withhold tax from Optionee's current compensation with respect to any income recognized as a result of any such disposition.

[SIGNATURE PAGE FOLLOWS]

The Company has caused this Agreement to be executed by its duly authorized officer, and Optionee has executed this Agreement, as of the Grant Date.

INFRARED CAMERAS HOLDINGS, INC.

By:

Its:

OPTIONEE

Optionee acknowledges having received, read and understood the Plan and this Agreement, and agrees to all of the terms and provisions of this Agreement.

(Signature)

(Please print your name)

(Please print your residence address)

EXHIBIT A

NOTICE OF EXERCISE

[INCENTIVE/NON-QUALIFIED] STOCK OPTION

The undersigned hereby gives notice to Infrared Cameras Holdings, Inc. (the “Company”) of the desire to purchase shares of Common Stock of the Company pursuant to the Stock Option Agreement dated                          , 2020.

1.	Exercise of Option.

Name:

Date:

Shares to be Exercised:

Per-Share Exercise Price: $

Aggregate Exercise Price: $ (for all shares being purchased)

2.            Payment. I understand that the full option exercise price for the shares must be paid in cash in the form of check, bank draft, money order, or wire of funds payable to “Infrared Cameras Holdings, Inc.” In the discretion of the Committee, upon such terms as the Committee shall approve, the option exercise price may be paid (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the option price (or portion thereof) due for the number of shares being acquired; (ii) by a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of the Option that are needed to pay the option price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. No shares will be issued until the Company has received the full option exercise price.

Signature

Dated

Address: